                                                                     EXHIBIT 4.2


                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               BIOMEDICINES, INC.

                               SEPTEMBER 12, 2000

                                                   TABLE OF CONTENTS

                                                                                                                PAGE

1.       REGISTRATION RIGHTS......................................................................................1

         1.1      Definitions.....................................................................................1

         1.2      Request for Registration........................................................................2

         1.3      Company Registration............................................................................4

         1.4      Obligations of the Company......................................................................4

         1.5      Furnish Information.............................................................................6

         1.6      Expenses of Demand Registration.................................................................6

         1.7      Expenses of Company Registration................................................................6

         1.8      Underwriting Requirements.......................................................................7

         1.9      Delay of Registration...........................................................................7

         1.10     Indemnification.................................................................................7

         1.11     Reports Under Securities Exchange Act of 1934...................................................9

         1.12     Form S-3 Registration..........................................................................10

         1.13     Assignment of Registration Rights..............................................................11

         1.14     Limitations on Subsequent Registration Rights..................................................11

         1.15     "Market Stand-Off" Agreement...................................................................11

         1.16     Termination of Registration Rights.............................................................12

2.       COVENANTS OF THE COMPANY................................................................................12

         2.1      Delivery of Financial Statements...............................................................12

         2.2      Inspection.....................................................................................13

         2.3      Termination of Information and Inspection Covenants............................................13

         2.4      Right of First Offer...........................................................................13

         2.5      Key-Man Insurance..............................................................................15

         2.6      Proprietary Information and Inventions Agreements..............................................15

         2.7      Termination of Certain Covenants and Rights....................................................15

         2.8      Reimbursement of Directors' Expenses...........................................................15

3.       MISCELLANEOUS...........................................................................................15

         3.1      Successors and Assigns.........................................................................15

         3.2      Governing Law..................................................................................16

         3.3      Counterparts...................................................................................16

         3.4      Titles and Subtitles...........................................................................16


                                       i

                                                   TABLE OF CONTENTS
                                                      (CONTINUED)

         3.5      Notices........................................................................................16

         3.6      Expenses.......................................................................................16

         3.7      Amendments and Waivers.........................................................................16

         3.8      Severability...................................................................................16

         3.9      Aggregation of Stock...........................................................................16

         3.10     Entire Agreement...............................................................................17

SCHEDULE OF INVESTORS.............................................................................................1

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


     THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT is made as of the 12th day of September, 2000, by and between BIOMEDICINES, INC., a Delaware corporation (the "Company"), the holders of the Company's Series A Preferred Stock (the "Series A Preferred") and the Company's Series B Preferred Stock (the "Series B Preferred") listed on Schedule A hereto (hereinafter referred to as the "Existing Holders"), the purchasers of the Series C Preferred Stock (the "Purchasers") as set forth on the Schedule of Purchasers of that certain Series C Preferred Stock Agreement of even date herewith (the "Purchase Agreement"), and S. MARK MORAN ("Moran"). The Existing Holders and the Purchasers are referred to hereinafter as the "Investors" and each individually as an "Investor". This Agreement amends and restates the Investor Rights Agreement dated April 28, 1999, by and among the Company, the Existing Holders and Mark Moran (the "Prior Agreement").

                                    RECITALS

     WHEREAS, the Company proposes to sell and issue up to 4,834,606 shares of Series C Preferred Stock to the Purchasers pursuant to the Purchase Agreement;

     WHEREAS, in order to induce the Company to enter into the Series C Agreement and to induce the Purchasers to invest funds in the Company pursuant to the Series C Agreement, the Investors, Moran and the Company hereby agree to enter into this Agreement to amend and restate the Prior Agreement and to set forth their agreements and understanding with respect to the rights granted to Investors by the Company.

     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants made herein, the parties hereby agree that the Prior Agreement shall be amended and restated and superseded in its entirety as follow:

     1. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

          1.1      DEFINITIONS.  For purposes of this Section 1:

               (a) The term "ACT" means the Securities Act of 1933, as amended.

               (b) The term "FORM S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (c) The term "HOLDER" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

               (d) The term "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                                       1.

               (e) The term "PREFERRED STOCK" shall mean the Series A Preferred, the Series B Preferred and the Company's Series C Preferred Stock ("Series C Preferred").

               (f) The terms "REGISTER", "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (g) The term "REGISTRABLE SECURITIES" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred, the Series B Preferred or Series C Preferred, (ii) the shares of Common Stock issued to Moran; PROVIDED, HOWEVER, that such shares of Common Stock shall not be deemed Registrable Securities and the aforementioned individual shall not be deemed a Holder for the purposes of Section 1.2, 1.12, 1.14 and 3.7 and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, option, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

               (h) The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

               (i) The term "SEC" shall mean the Securities and Exchange Commission.

          1.2      REQUEST FOR REGISTRATION.

               (a) If the Company shall receive at any time after the earlier of (i) January 1, 2002, or (ii) three (3) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of forty percent (40%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of such percentage of the Registrable Securities then outstanding where the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000, then the Company shall:

                    (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

                    (ii) effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

                                       2.

               (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders (other than Moran) thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

               (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this
Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; PROVIDED, HOWEVER, that the Company may not utilize this right more than once in any twelve-month period.

               (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                    (i) After the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                    (ii)   During the period starting with the date sixty
(60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                                       3.

                    (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

          1.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty
(20) days after mailing of such notice by the Company in accordance with
Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4 OBLIGATIONS OF THE COMPANY. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to sixty (60) days or until the distribution contemplated in the Registration Statement has been completed; PROVIDED, HOWEVER, that (i) such 60-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such sixty-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or
(II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                                       4.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (i) Use its reasonable best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                                       5.

          1.5  FURNISH INFORMATION.

               (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

               (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required originally to trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

          1.6 EXPENSES OF DEMAND REGISTRATION. All reasonable and customary expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (including reasonable fees and reasonable and customary disbursements of counsel for the Company in its capacity as counsel to the Selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and reasonable and customary disbursements of one counsel for the Selling Holders), shall be borne by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating holders shall bear such expenses in proportion to the number of shares for which registration was requested), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

          1.7 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all reasonable and customary expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the reasonable fees and reasonable and customary disbursements of counsel for the Company in its capacity as counsel to the Selling Holders hereunder; provided that if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and reasonable and customary disbursements of one counsel for the Selling

                                       6.

Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

          1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine, in their sole discretion, will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine, in their sole discretion, is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling Stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling stockholders may be excluded if the underwriters make the determination described previously in this sentence and no other stockholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the parenthetical in the preceding sentence concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such selling stockholder, as defined in this sentence.

          1.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following

                                       7.

statements, omissions or violations (collectively a "Violation"): (i) any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder specifically for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and reasonable and customary expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the

                                       8.

indemnifying party would be inappropriate due to material actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

               (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event shall any contribution under this subsection 1.10(d) exceed the net proceeds from the Offering received by such Holder.

               (e) The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, which consent shall not be unreasonably withheld, consent to the entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of release from all liability in respect to such claim or litigation.

          1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                                       9.

               (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.12 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 1.12; PROVIDED, HOWEVER, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without

                                       10.

limitation) all registration, filing, qualification, printer's and zaccounting fees and the reasonable fees and reasonable and customary disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne and paid by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

          1.13 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

          1.14 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section
1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

          1.15 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the date of the first sale to the public pursuant to an effective registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise

                                       11.

transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; PROVIDED, HOWEVER, that:

               (a) such agreement shall be applicable only to the first two such registration statements of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

               (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

               (c) such market stand-off time period shall not exceed 180 days.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing, the obligations described in this Section 1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

          1.16 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Section 1 (i) after five
(5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, or (ii) if the Holder owns less than one percent (1%) of the Registrable Securities.

     2. COVENANTS OF THE COMPANY.

          2.1 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to each Investor:

               (a) as soon as practicable, but in any event within ninety
(90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

               (b) as soon as practicable, but in any event within forty-five
(45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

                                       12.

               (c) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

               (d) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time reasonably request, PROVIDED, HOWEVER, that the Company shall not be obligated under this subsection (d) or any other subsection of Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information; and

               (e) with respect to the financial statements called for in subsection (b) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so.

          2.2 INSPECTION. From time to time, the Company shall permit each Investor, at such Investor's sole expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; PROVIDED, HOWEVER, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information. The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions.

          2.3 TERMINATION OF INFORMATION AND INSPECTION COVENANTS. The covenants set forth in Sections 2.1 and 2.2 shall terminate as to Investors and be of no further force or effect upon the earlier of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public ("IPO"), or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act.

           2.4 RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, a Major Investor shall mean (i) any Investor who holds at least 10% of the combined investment such Investor makes in the Company pursuant to the Series A Agreement, the Series B Agreement and the Series C Agreement, and (ii) any person who acquires at least 10% of the Preferred Stock issued pursuant to such agreements. For purposes of this
Section 2.4, Investor includes any general partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

                                       13.

               Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

               (a) The Company shall deliver a notice by certified mail or courier service, such as Federal Express, ("Notice") to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

               (b) By written notification received by the Company, within 20 calendar days after giving of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Major Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all the Major Investors. The Company shall promptly, in writing, inform each Major Investor which purchases all the shares available to it ("Fully-Exercising Investor") of any other Major Investor's failure to do likewise. During the ten-day period commencing after such information is given, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares not subscribed for by the Major Investors which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

               (c) If all Shares referred to in the Notice are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the 60-day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

               (d) The right of first offer in this paragraph 2.4 shall not be applicable (i) to the issuance or sale of shares of Common Stock (or options therefor) to employees for the primary purpose of soliciting or retaining their employment, (ii) to the issuance of securities pursuant to the IPO, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities currently outstanding or issued in accordance with this Section 2.4, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise or (v) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing purposes and provided that at the time of any such issuance, the aggregate of such issuance and similar issuances in the preceding twelve month period do not

                                       14.

exceed 5% of the then outstanding Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities).

               (e) If a Major Investor fails to respond in writing to a Notice delivered by the Company within the 20 calendar day period set forth in paragraph (b) above, or if within such time period a Major Investor elects not to purchase or obtain the Shares specified in the Notice, (or a portion thereof that the Company has requested that the Major Investors purchase) the right of first offer herein provided for shall terminate and be of no further force or effect with respect to such Major Investors and the Company shall have no obligation to offer such Major Investor an opportunity to participate in any future offerings of Shares.

               (f) The right of first refusal set forth in this Section 2.4 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Holder, and (ii) such right is assignable between and among any of the Holders and (iii) such right is assignable with the consent of the Company, which consent shall not be unreasonably withheld.

          2.5 KEY-MAN INSURANCE. The Company has obtained term life insurance on the life of S. Mark Moran in the amount of $4,000,000. The Company agrees to maintain the term life insurance described in this Section 2.5 hereof, except and to the extent may be otherwise determined by the Company's Board of Directors. Such policies shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board of Directors.

          2.6 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. The Company will cause each person now or hereafter employed by it or any subsidiary with access to confidential information to enter into a proprietary information and inventions agreement substantially in the form approved by the Board of Directors.

          2.7 TERMINATION OF CERTAIN COVENANTS AND RIGHTS. The covenants in
Section 2.5 and 2.6, and the rights of first refusal in Section 2.4 shall terminate and be of no further force or effect upon the consummation of an IPO.

          2.8 REIMBURSEMENT OF DIRECTORS' EXPENSES. The Company agrees to pay for the reasonable out-of-pocket expenses relating to attendance at the Company's board meetings of the four (4) members of the Company's Board of Directors who are elected by the Preferred Stock as set forth in Section 4(b) of Article IV of the Company's Amended and Restated Certificate of Incorporation.

     3.       MISCELLANEOUS.

          3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies,

                                       15.

obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          3.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (A) upon personal delivery to the party to be notified, (B) when sent by confirmed telex or facsimile, if sent during normal business hours of the recipient, if not, then on the next business day, (C) upon deposit with the United States Post Office, by registered or certified mail, postage prepaid or (D) two (2) days after deposit with a recognized overnight delivery courier, specifying first or second-day delivery, with written verification of receipt. All communications shall be sent and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          3.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          3.8 FUTURE INVESTORS. The parties hereto agree that without the further consent of any party hereto any future investor of Series C Preferred Stock on the same terms as set forth in the Purchase Agreement shall acquire all rights granted to Purchasers and be subject to all obligations of Purchasers under this Agreement upon execution and delivery of this Agreement by such future investor.

          3.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and

                                       16.

the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.10 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          3.11 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.


                                       17.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       BIOMEDICINES, INC.



                                       By:/s/ S M Moran
                                          ------------------------------------
                                           S. Mark Moran, M.D., President

                                       Address: 1301 Marina Village Parkway,
                                                Suite 200 Alameda, CA 94501

                                       FOUNDER:
                                       /s/ S M Moran
                                       ---------------------------------------
                                       S. MARK MORAN

                                       Address: 55 Orinda View Road
                                                Orinda, CA 94563


                 [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       INVESTORS:

                                       PICTET GLOBAL SECTOR FUND BIOTECH

                                       By: /s/ J. Pilloud /s/ Yves Martinger
                                          ----------------------------------
                                       Title: Directors
                                             -------------------------------
                                       Address:
                                               -----------------------------

                                               -----------------------------

                                               -----------------------------


                 [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       BRENTWOOD ASSOCIATES VII, L.P.

                                       By:  Brentwood VII Ventures, L.P.,
                                            Its General Partner



                                          By: /s/
                                             ----------------------------------
                                          Title: General Partner
                                                -------------------------------
                                          Address:     3000 Sand Hill Road
                                                       Bldg.  1, Suite 260
                                                       Menlo Park, CA 94025

                                       BRENTWOOD AFFILIATES FUND, L.P.

                                       By:  Brentwood VII Ventures, L.P.,
                                            Its General Partner


                                          By: /s/
                                             ----------------------------------
                                          Title: General Partner
                                                -------------------------------

                                          Address:     3000 Sand Hill Road
                                                       Bldg.  1, Suite 260
                                                       Menlo Park, CA 94025


                 [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                       DELPHI VENTURES IV, L.P.

                               By:   Delphi Management Partners IV, L.L.C.,
                                     Its General Partner



                               By:  /s/ James J. Bochnowski
                                  -------------------------------------
                                     Managing Member

                                Address:     3000 Sand Hill Road
                                             Bldg.  1, Suite 135
                                             Menlo Park, CA 94025

                       DELPHI BIOINVESTMENTS IV, L.P.

                                 By: Delphi Management Partners IV, L.L.C., Its General Partner



                                 By: /s/ James J. Bochnowski
                                     -------------------------------------
                                       Managing Member

                                 Address:     3000 Sand Hill Road
                                              Bldg.  1, Suite 135
                                              Menlo Park, CA 94025


            [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                           INTERWEST PARTNERS VI, L.P.

                           By: InterWest Management Partners VI, L.L.C. Its General Partner



                           By: /s/ Arnold Oronsky
                              ---------------------------------------
                                         Managing Director

                           Address:     3000 Sand Hill Road
                                        Bldg. 3, Suite 255
                                        Menlo Park, CA  94025


                           INTERWEST INVESTORS VI, L.P.

                           By: InterWest Management Partners VI, L.L.C. Its General Partner



                           By: /s/ Arnold Oronsky
                              ---------------------------------------
                                         Managing Director

                           Address:     3000 Sand Hill Road
                                        Bldg. 3, Suite 255
                                        Menlo Park, CA  94025





                 [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                        ALTA CALIFORNIA PARTNERS II, L.P.

                        By:    Alta California Management Partners, L.P.



                        By: /s/ Jean Deleage
                           --------------------------------------
                           Member

                        Address:     One Embarcadero Center
                                     Suite 4050
                                     San Francisco, CA  94111

                        ALTA EMBARCADERO PARTNERS II, LLC



                        By: /s/ Elaine Walker
                           --------------------------------------
                           Under Power of Attorney

                        Address:     One Embarcadero Center
                                     Suite 4050
                                     San Francisco, CA  94111


                 [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       FIDURHONE S.A.



                                            By: /s/ Jean-Pierre Diserens
                                               -----------------------------
                                            Name: Jean-Pierre Diserens
                                                 ---------------------------
                                            Title: Secretary of the Board
                                                  --------------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       BIM BILANCIATO



                                            By: /s/
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title: Head of Investments
                                                  --------------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       BIM AZIONARIO GLOBAL


                                            By: /s/
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title: Head of Investments
                                                  --------------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       CHARTER VENTURES IV L.P.


                                            By: /s/ A. Barr Dulan
                                               -----------------------------
                                            Name: A. Barr Dulan
                                                 ---------------------------
                                            Title: General Partner
                                                  --------------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       NEAL R. CUTLER, M.D.

                                            By: /s/ Neal R. Cutler
                                               -----------------------------
                                            Name: Neal R. Cutler M.D.
                                                 ---------------------------
                                            Title: Individual
                                                  --------------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       ROBERT D. ENGLISH



                                            By: /s/ Robert D. English
                                               -----------------------------
                                            Name: Robert D. English
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       BSI SA


                      By: /s/ P.P.R. Presti              A. DeAngelis
                          -----------------------------  -----------------------
                      Name: P.P.R. Presti                A. DeAngelis
                            ---------------------------  -----------------------
                      Title: Assistant Vice President    Senior Vice President
                             --------------------------  -----------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       BANK JULIUS BAER & CO.




                                            By: /s/ J.P. Pfeninger
                                               -----------------------------
                                            Name: J.P. Pfeninger
                                                 ---------------------------
                                            Title: Vice President
                                                  --------------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       CBG COMPAGNIE BANCAIRE GENEVE



                             By: /s/ P.-A. Pesenti            Th. Mory
                                 ---------------------------  ------------------
                             Name: P.-A. Pesenti              Th. Mory
                                   -------------------------  ------------------
                             Title: Ass. Vice Pres.           Ass. Vice Pres.
                                    ------------------------  ------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       GARFIN SPA.


                                            By: /s/
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title: Chairman
                                                  --------------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       LGT BANK IN LIECHTENSTEIN AG



                         By: /s/
                             -----------------------------  --------------------
                         Name:
                               ---------------------------  --------------------
                         Title: Chief Officer               Chief Officer
                                --------------------------  --------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       RBB BANK AG, VIENNA


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       TRIAXIS TRUST AG



                                            By: /s/ H.P. John
                                               -----------------------------
                                            Name: H.P. John
                                                 ---------------------------
                                            Title: CEO
                                                  --------------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       TREFOIL S.A.

                                            By: /s/ Joseph C. Lewis
                                               -----------------------------
                                            Name: Joseph C. Lewis
                                                 ---------------------------
                                            Title: Director
                                                  --------------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       SWISSPARTNERS INVESTMENT NETWORK LTD.

                                            By: /s/ Bernard Schurman
                                               -----------------------------
                                            Name: Bernard Schurman
                                                 ---------------------------
                                            Title: Partner
                                                  --------------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       BANQUE SCS ALLIANCE SA

                                            By: /s/
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                       THE  BAY CITY CAPITAL FUND II, L.P.

                       By: Bay City Capital Management II LLC
                           Its General Partner


                            By: /s/ Debra Yu
                               -----------------------------
                            Name: Debra Yu
                                 ---------------------------
                            Title: Managing Director
                                  --------------------------



                       THE  BAY CITY CAPITAL FUND II CO-INVESTMENT FUND, L.P.

                       By: Bay City Capital Management II LLC
                           Its General Partner

                            By: /s/ Debra Yu
                               -----------------------------
                            Name: Debra Yu
                                 ---------------------------
                            Title: Managing Director
                                  --------------------------


      [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       FIN-SIRIO SRL



                                            By: /s/ Sebastian Di Pasquale
                                               -----------------------------
                                            Name: Sebastian Di Pasquale
                                                 ---------------------------
                                            Title: Procuratore
                                                  --------------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       ESPERIA PERFORMANCE FUND

                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       CENTRO BANK VIENNA

                                            By: /s/
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                 URSULA VOLLENWEIDER

                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                 PIERANGELO BOTTINELLI

                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       LOMBARD ODIER & CIE

                      By: /s/ Alexandre Meyer          Carmela Gokok
                          ---------------------------  ------------------------
                      Name: Alexandre Meyer            Carmela Gokok
                            -------------------------  ------------------------
                      Title: Assistant Vice President  Assistant Vice President
                             ------------------------  ------------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                       PHILIP HOWARD & SARAH HOWARD

                      By: /s/ Philip Howard              Sarah Howard
                          -----------------------------  ----------------------
                      Name: Philip Howard                Sarah Howard
                            ---------------------------  ----------------------
                      Title:
                             --------------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS



                     Name
------------------------------------------------
Brentwood Associates VIII, L.P.

Brentwood Affiliates Fund., L.P.

Delphi Ventures IV, L.P.

Delphi Bioinvestments IV, L.P.

Alta California Partners II, L.P.

Alta Embarcadero Partners II, LLC

Interwest Partners VI, L.P.

Interwest Investors VI, L.P.

Pictet Global Sector Fund Biotech

Brentwood Associates VII, L.P.

Fidurhone S.A.

Bim Bilanciato

Bim Azionario Global

Charter Ventures IV L.P.

Neal R. Cutler, M.D.

Robert D. English

BSI SA

Bank Julius Baer & Co.

CBG Compagnie Bancaire Geneve

Garfin Spa.

Fin-Sirio SRL

Esperia Performance Fund

Philip and Sara Howard

LGT Bank In Liechtenstein AG

RBB Bank Ag, Vienna

Triaxis Trust AG

Trefoil S.A.

Swisspartners Investment Network Ltd.

Banque SCS Alliance SA

Bay City Capital Fund II, L.P.

Bay City Capital Fund II Co-Investment Fund,
L.P.

Lombard Odier & Cie

Ursula Vollenweider

Pieragelo Bottinelli